UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2017

CBOE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34774	20-5446972
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 South LaSalle Street
Chicago, Illinois	60605
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 786-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2017, CBOE Holdings, Inc. (the “Company”) issued $300 million aggregate principal amount of the Company’s 1.950% Senior Notes due 2019 (the “Notes”) in an underwritten public offering (the “Offering”). The form and term of the Notes were established pursuant to an Officer’s Certificate, dated as of June 29, 2017 (the “Officer’s Certificate”), supplementing the Indenture, dated as of January 12, 2017, by and between the Company and Wells Fargo Bank, National Association, as trustee.

The Company used the net proceeds from the Offering to repay amounts outstanding under its term loan facility.

The Notes mature on June 28, 2019 and bear interest at the rate of 1.950% per annum, payable semi-annually in arrears on June 28 and December 28 of each year, commencing December 28, 2017. The Notes are unsecured obligations of the Company and rank equal in right of payment with all of the Company’s other existing and future senior unsecured indebtedness, but are effectively junior to the Company’s secured indebtedness, to the extent of the value of the assets securing such indebtedness, and will not be the obligations of any of the Company’s subsidiaries.

The Company has the option to redeem some or all of the Notes, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the make-whole premium. The Company may also be required to offer to repurchase the Notes upon the occurrence of a Change of Control Triggering Event (as such term is defined in the Officer’s Certificate) at a repurchase price equal to 101% of the aggregate principal amount of Notes to be repurchased.

The foregoing description of the Notes is qualified in its entirety by reference to the complete terms and conditions of the Officer’s Certificate and the form of the Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

In connection with the issuance of the Notes, on June 26, 2017, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale of the Notes. The Underwriting Agreement contains customary representations, warranties and agreements by the Company and customary closing conditions, indemnification rights and termination provisions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete terms and conditions of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Underwriting Agreement has been included in this communication to provide investors and stockholders with information regarding its terms. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of that agreement and as of specific dates, and were solely for the benefit of the parties to the Underwriting Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Underwriting Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

The Notes were issued in a public offering pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-215401) and a related prospectus supplement dated June 26, 2017. The Company is filing Exhibits 5.1 and 12.1 with this Current Report on Form 8-K in connection with such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated June 26, 2017, among the Company and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein

4.1	Officer’s Certificate, dated as of June 29, 2017, establishing the 1.950% Senior Notes due 2019 of CBOE Holdings, Inc.

4.2	Form of 1.950% Senior Notes due 2019 (included in Exhibit 4.1 hereto)

5.1	Opinion of Sidley Austin LLP relating to the Notes

12.1	Statement of computation of ratio of earnings to fixed charges

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC.

	By:	/s/ Alan J. Dean
Alan J. Dean
Executive Vice President and Chief Financial Officer

Date: June 29, 2017

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement, dated June 26, 2017, among the Company and Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, as representatives of the underwriters named therein

4.1	Officer’s Certificate, dated as of June 29, 2017, establishing the 1.950% Senior Notes due 2019 of CBOE Holdings, Inc.

4.2	Form of 1.950% Senior Notes due 2019 (included in Exhibit 4.1 hereto)

5.1	Opinion of Sidley Austin LLP relating to the Notes

12.1	Statement of computation of ratio of earnings to fixed charges

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1 hereto)